UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

SALAMON GROUP, INC.
(Exact name of registrant as specified in charter)

Nevada	000-50530	93-1324674
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1401 F Street, Suite 200, Modesto, CA 95354- 2557
(Address of principal executive offices)

(209) 576-0140
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 13, 2011, (the "Closing Date") Salamon Group Inc. ("SGI" or the "Registrant") completed the acquisition of Sunlogics Power Fund Management Inc. ("Sunlogics Power Fund"), a corporation formed pursuant to the laws of the Province of Ontario, whereby it acquired all of the issued and outstanding shares of capital stock of Sunlogics Power Fund (the "Sunlogics Power Fund Shares") all of which were held by Michael Matvieshen (the “Seller”) (the "Acquisition").

The purchase price for the Acquisition consisted of 40,000,000 shares of common stock, $0.001 par value per share of the Registrant, issued to the Seller. On May 12, 2011 the parties amended the Stock Purchase Agreement (the “SPA”), more specifically the purchase price as follows: SGI purchased and the Seller desired to sell the Sunlogics Power Fund Shares to SGI in exchange for 20,000,000 shares of common stock of SGI (the “SGI Shares”) and 20,000,000 stock purchase warrants to be issued to the Seller and/or Seller’s assignee(s) (the “SGI Warrants”). The SGI Warrants shall be exercisable at a price of $0.001 per share and expiring five years from the date of issuance (the “Amended SPA”).

Immediately upon closing of the Acquisition, the Registrant shall undertake to increase its authorized share capital so as to allow for the exercise of the SGI Warrants.

The terms and conditions of the Acquisition were set forth in the Amended SPA, dated as of May 12, 2011, by and among the Registrant, Michael Matvieshen and Sunlogics Power Fund (the "Parties") disclosed by the Registrant in a Current Report on Form 8-K A filed with the Securities and Exchange Commission ("SEC") on May 13, 2011.

The foregoing summary of the terms of the Acquisition is qualified in its entirety to the disclosure of the Current Report on Form 8-K A filed by the Registrant with the SEC on May 13, 2011, which disclosure is incorporated herein by reference, as well as by the full text of the Amended SPA attached as an exhibit thereto.

Sunlogics Power Fund is a wholly-owned subsidiary of SGI. As a result of such acquisition, our operations will now be focused on the solar power market by way of acquisitions of solar powered electricity generating facilities which have long term power purchasing agreements in place with local power utilities.

Business.

Except as otherwise stated, all references in this Current Report on Form 8-K to the “Company”, “Sunlogics Power Fund”, “we,” “our” and “us” are to the business of Sunlogics Power Fund Management Inc. acquired pursuant to the Acquisition.

Incorporation and Prior Business of the Registrant

The Registrant was incorporated on April 27, 2001 in the State of Nevada for the purpose of developing technologies and concepts in the field of Alternative Energy Sources. On July 5, 2001, the Registrant entered into a Technology License Agreement with Space Globe Technologies Ltd., a private British Columbia, Canada corporation (“Space Globe”), whereby the Registrant agreed to pay $50,000 cash and issued 5,000,000 shares of common stock to Space Globe as license fees for the technology related to the Electric Power Generator (“EPG”). Space Globe was founded for the purpose of developing technologies and concepts in the field of alternative energy sources. The 5,000,000 shares issued in connection with such Technology License Agreement were issued pursuant to Section 4(2) of the Act.

(i)

On January 10, 2005, the Registrant replaced the license agreement with Space Globe with an agreement under which Space Globe transferred 100% ownership of and rights to the wireless EPG technology, protected by the 2001 patent application, to the Registrant. John Salamon (Space Globe’s sole director and shareholder), through Space Globe, also assigned all rights to the patent pending to us.

On September 30, 2007, the Parties amended the agreement with Space Globe to grant John Salamon a 1% interest in the patent application.

(ii)

On June 29, 2007, the Registrant entered into an Assignment Agreement with Space Globe whereby Space Globe transferred to the Registrant its ownership of and rights to the wireless EPG technology, including Space Globe’s 99% interest in the three 2006 patent applications, in consideration for the issuance of 4,500,000 shares of common stock to Space Globe and a 1% interest to John Salamon in the patents pending. The 4,500,000 shares issued in connection with the Assignment Agreement were issued pursuant to Section 4(2) of the Act.

(iii)	In December 2010, the Registrant ceased to pursue development of the EPG Techonology.

(iv)

On September 20, 2010, SGI issued a Letter of Intent to purchase 100% of the issued and outstanding shares of Sheppard Holdings, LLC. The terms of the agreement were accepted by Sheppard Holdings, LLC on September 21, 2010.

(v)	On October 5th, 2010, the Letter of Intent with Sheppard Holdings, LLC was terminated.

(vi)

On December 30, 2010, SGI entered into a Stock Purchase Agreement with Michael Matvieshen and Sunlogics Power Fund, whereby the Registrant agreed to acquire all of the issued and outstanding shares of capital stock of Sunlogics Power Fund from Michael Matvieshen, the holder of the Sunlogics Power Fund Shares. In consideration for the purchase of the Sunlogics Power Fund Shares from the Seller, the Registrant agreed to issue an aggregate amount of 40,000,000 shares of the Registrant’s common stock, $0.001 par value per share to the Seller and/ or Seller’s assignee(s).

Current Business of the Registrant

As a result of the closing of the Acquisition described above, the Registrant has succeeded to the business of Sunlogics Power Fund and has purchased all of the outstanding shares of capital stock of Sunlogics Power Fund. As a result, the Registrant’s business going forward will consist of the acquisition and funding of solar powered electricity generating facilities which have long term power purchasing agreements in place with local power utilities, with particular emphasis on solar projects in Ontario, Canada and on the General Motors solar energy projects (“GM Projects”) to be constructed. Sunlogics Power Fund was granted a right of first offer by Sunlogics Inc. (“SLI”) to acquire all revenue producing solar assets developed by SLI pursuant to a Right of First Offer to Purchase Agreement (“Rights Acquisition Agreement”) it entered into with SLI, a company formed under the laws of the province of Ontario, Canada, a developer and builder of revenue producing solar assets.

Please see “Incorporation and Business of Sunlogics Power Fund” below for the terms of the Rights Acquisition Agreement.

The Registrant intends to pursue the business of Sunlogics Power Fund and assume and execute Sunlogics Power Fund’s business plan as its sole business. See description of business below.

Incorporation and Business of Sunlogics Power Fund

Sunlogics Power Fund was incorporated under the laws of Province of Ontario, Canada on July 8, 2010. On May 2, 2011, Sunlogics Power Fund entered into a Right of First Offer to Purchase Agreement (“Rights Acquisition Agreement”) with SLI for the right of first offer to purchase all revenue producing solar assets developed by SLI.

Right of First Offer to Purchase Agreement

The terms of the Rights Acquisition Agreement include the following:

(i)	SLI grants Sunlogics Power Fund the right of first offer to purchase all solar assets developed and built by SLI.

(ii)	The purchase price shall be based on the valuation of the asset’s fair market value, by a third party which shall be mutually agreed upon by Sunlogics Power Fund and SLI.

(iii)	The term of the agreement is for 3 years with an option to renew for an additional 3 years.

The whole of the terms are set out in the Rights Acquisition Agreement.

Further information concerning the historical business of Sunlogics Power Fund, the business acquired by the Registrant in the Acquisition, is set forth below.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in this prospectus constitute forward-looking statements. In some cases you can identify forward-looking statements by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “project,” “potential,” or the negative of these terms and similar expressions intended to identify forward-looking statements.

Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties. We have identified in this Current Report on Form 8-K some of the factors that may cause actual results to differ materially from those expressed or assumed in any of our forward-looking statements. There may be other factors not so identified. You should not place undue reliance on our forward-looking statements. As you read this Current Report on Form 8-K, you should understand that these statements are not guarantees of performance or results. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause the business not to develop as expected and it is not possible to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, those described in Item 2.01 of this Current Report on Form 8-K under the heading “Risk Factors”, as well as the following:

These forward-looking statements include, among other things, statements relating to:

(i)	Sunlogics Power Fund’s anticipated cash needs and its estimates regarding its capital expenditures, as well as its capital requirements and need for additional financing;
(ii)	Sunlogics Power Fund’s ability to raise sufficient funds to complete the purchase of the assets of SLI;
(iii)	Sunlogics Power Fund’s ability to identify and retain personnel for its continued business;
(iv)	Sunlogics Power Fund’s ability to maintain current strategic relationships and develop relationships with new strategic partners;
(v)	Sunlogics Power Fund’s ability to maintain its rights pursuant to the Rights Acquisition Agreement:
(vi)	Sunlogics Power Fund’s competitive position and its expectations regarding competition from other solar park project builders; and
(vii)	Anticipated trends and challenges in Sunlogics Power Fund’s business and the markets in which it operates.

INDUSTRY AND MARKET DATA

Sunlogics Power Fund has obtained the industry, market and competitive position data used in this Current Report on Form 8-K from industry journals and publications, data on websites maintained by private and public entities, including independent industry associations, general publications and other publicly available information. Sunlogics Power Fund believes that all of these sources are reliable, but it has not independently verified any of this information and cannot guarantee its accuracy or completeness. These industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information.

References in this Current Report on Form 8-K to research reports or articles should not be construed as depicting the complete findings of the entire referenced report or article, and the information contained in each report or article is not incorporated by reference into this Current Report on Form 8-K.

Overview

Sunlogics Power Fund is a development company that will begin to implement its business plan. The likelihood of success of the Company must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the competitive environment in which the Company will operate. The Company's long-term viability, profitability and growth will depend upon its ability to raise sufficient funds to purchase revenue producing assets and its ability to successfully implement its business plan. As a development stage company, the Company has little or no relevant operating history upon which an evaluation of its performance can be made. Such performance must be considered in light of the risks, expenses and difficulties frequently encountered in establishing new products, services and markets.

Business Strategy

Sunlogics Power Fund will focus on solar energy projects that are near completion or completed, where the project owner does not wish to retain ownership, and is seeking to sell upon conclusion of construction. This strategy permits the Company to retain rights to recurring revenues, carbon and or investment tax credits, depreciation tax benefits, as well as renewable energy power purchase agreements. These revenue streams may be shared with project developers or real estate partners, depending on regional incentive parameters and/or customer requirements.

Competition and Competitive Strengths

We will experience competition from a large number of solar power manufacturers. The number and size of our competitors varies considerably, with many of our competitors tending to be small, highly specialized or focused on a certain geographic market area or customer. However, several of our competitors have substantially greater financial and technical resources than us, including some of the world's largest manufacturers of solar facilities such as Suntech, BP, First Solar, Sunpower, Solarworld, Schott.

Our unique relationship with SLI, as its preferred funding partner, provides access to a pipeline of solar canopy, rooftop and ground-mount park programs already in the planning and early execution stage with customers in Ontario, GM and Energizer. SLI and GM entered into an agreement whereby GM will license space in its properties to SLI to build solar panel installations. The solar panel installations will then be acquired by Sunlogics Power Fund, pursuant to the terms of the Rights Acquisition Agreement and the Company will benefit from all government subsidies associated with the solar panel installations. The SLI license agreement with Energizer provides Sunlogics Power Fund with one of the most recognized brand names in the solar industry. Combining stable recurring revenue models, with low maintenance projects and brand recognition allows us to secure a low-risk portfolio of continuous cash flow for up to 20 years on many of its projects in a highly competitive industry.

The Company’s planned board of directors and executive management consists of leading-edge technical experts and seasoned operational management personnel. Finding leading technical experts in the solar industry is both a challenge and a barrier to entry for other potential companies. The Company’s proposed management team has many years of combined solar energy industry experience and has been involved in the installation of several solar parks. This experience will allow Sunlogics Power Fund to successfully acquire and manage a large portfolio of recurring revenue generating solar power projects across the globe.

Growth Strategy

The Company will continue to grow its solar project portfolio through its relationship with SLI and will identify, develop and maintain new relationships with suppliers of solar powered electricity generating facilities in various international regions in the foreseeable future. The Company will seek out those partners which have approved applications, a history of banking relationships and renewable energy credits in place which are either unable to fund project development or are seeking to sell upon completion allowing the Company to secure a portfolio of low risk, long term revenue generating projects.

Subsidiaries

Sunlogics Power Fund has no subsidiaries.

Legislation and Government Incentives

Many of the solar powered electricity generating facilities proposed to be purchased by the Company will be developed under the province of Ontario’s Feed-in Tariff (FIT) program under the 2005 Green Act and the 2009 Green Energy and Green Economy Act whereby the provincial government guarantees the purchase of electricity from an approved solar installation at a fixed rate from $0.443 per kWh for 20 years for ground installations with the rate increasing for rooftop installations up to $0.713 per kWh. The principle of this mechanism is that it offers the owner an attractive fixed price for selling the produced electricity to the utility grid which is government guaranteed for a 20-year term.

Manufacturing

Not applicable.

Research and Development

Sunlogics Power Fund does not conduct any research and development.

Intellectual Property Protection

Sunlogics Power Fund does not have any intellectual property.

Facilities and Employees

Sunlogics Power Fund’s principal office is located in British Columbia at 5-215 Neave Road, Kelowna.

As of May 13, 2011, the Company had 2 employees and 2 consultants.

Environmental Matters

Sunlogics Power Fund is not aware of any pending or threatened environmental investigation, proceeding or action by foreign, federal, state or local agencies, or third parties involving its current operations.

Reports to Security Holders

Prior to the consummation of the Acquisition described in this Item 2.01 to this Current Report on Form 8-K, the Registrant was subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will continue to be subject to the reporting requirements of the Exchange Act on a going forward basis. As such, the Registrant has filed and will file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E. Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Registrant. The Registrant will make available free of charge on or through its internet website copies of the Registrant’s annual report on Form 10-K and quarterly reports on Form 10-Q (and any successor forms), Current Reports on Form 8-K, as well as any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC.

Description of the Industry

The Solar Photovoltaic Industry

The use of solar energy has been around for more than 100 years but over the last few decades, new technologies have increased its efficiency and, today, it is becoming a real alternative to non-renewable energy sources. During 2005, 94 % of the total amount of energy consumed in the US was sourced from, oil, gas, coal and nuclear energy. Energy in the form of electricity represented 40% of total energy consumption, and solar accounted for less than 1% of that electricity. According to the Energy Information Association, the world’s total net electricity consumption is expected to double, growing at an average rate of 2.7% per year, to 21.7 trillion Kilowatt Hours (kWh) in 2015 and 30.1 trillion kWh in 2030. At this growth rate, by 2015 there could be a gap between the required electricity baseload capacity and the assumed installed electricity baseload capacity. It is expected that a mix of conventional and alternative energy generation technologies will be required to meet the world’s energy needs. The strongest force causing the move to green energy is the promise that the economics of solar or photovoltaic (PV) electricity costs are anticipated to be lower than fossil fuel electricity. To aid solar development and implementation, governments worldwide have developed guaranteed revenue assistance programs to promote green energy technology now.

Investments in Solar

Large-scale production is currently underway. Xunlight Corporation, which has received over $40 million of institutional investments from firms such as Rabo Ventures, Trident Capital and Emerald Technology Ventures, has completed the installation of its first 25 MW wide-web, roll-to-roll PV manufacturing equipment for the production of thin-film silicon PV modules. Xunlight plans to replicate three additional 25 MW production lines by the end of 2010 to achieve 100 MW of capacity. Xunlight has also received over $13 million of R&D funding from the US Department of Energy, US Department of Commerce and Ohio Department of Development and a $7 million loan from the State of Ohio to develop its products and manufacturing process. Anwell Technologies has also completed the installation of its first 40 MW a-Si thin film solar panel manufacturing facility in Henan and plans to further expand to over 120 MW by the end of 2010.

The largest thin-film solar project in California is currently underway with the help of a partnership between First Solar Inc. and NRG Energy Inc. The 21 MW power plant in Blythe, Calif., is said to be the largest project in the US using thin-film PV. According to NRG, the Blythe plant will be able to generate more than 45,000 megawatt-hours of electricity per year and will be able to supply power to 17,000 homes.

Other states, such as New Jersey, Pennsylvania, Florida and Delaware are also following suit. New York is set to undertake its largest solar project. Developed and built by BP Solar International Inc. and enXco Development Corp., the $423 million solar project will generate 50 MW of electricity for the Long Island Power Authority electric grid, supplying power to 6,500 homes. It is expected that the project will be fully operational by mid-2011.

Risk Factors.

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS CURRENT REPORT ON FORM 8-K BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OR OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

THIS CURRENT REPORT ON FORM 8-K ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PLEASE SEE “NOTE REGARDING FORWARD-LOOKING STATEMENTS”.

Risks Related to Sunlogics Power Fund’s Business Operations

Growth stage company

This is a growth-stage company that has recently begun to implement its business plan. The likelihood of success of the Company must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the competitive environment in which the Company will operate. The Company's long-term viability, profitability and growth will depend upon successful commercialization of its solar powered electricity generating facilities and the development and commercialization of new solar powered electricity generating facilities relative to its business plan. As a growth-stage company, the Company has little or no relevant operating history upon which an evaluation of its performance can be made. Such performance must be considered in light of the risks, expenses and difficulties frequently encountered in establishing new products, services and markets.

Limited operating history

The Company has a limited operating history and faces many of the risks and difficulties frequently encountered in new and rapidly evolving companies. These risks include the ability to:

  Increase awareness of Company brand, products, and services
  Strengthen customer loyalty
  Maintain current strategic relationships and develop new strategic relationships
  Respond effectively to competitive pressures
  Attract, retain, and motivate qualified personnel

Marketplace uncertainty for the Company

Although the Company’s products are currently in demand, there can be no assurance that such demand will continue or that the Company will be successful in obtaining a sufficient market share to sustain the business of the Company or to achieve profitable operations. The Company has a limited prior operating history and there can be no assurance that the Company will continue to maintain and increase its revenues and become profitable.

The Company is subject to the general risks associated with the solar Industry. If either the demand for particular products and/or services offered by the Company generally suffers a decline, or if general economic conditions deteriorate significantly, the business of the Company could be impacted to a substantial degree resulting in lower profitability or losses.

Economic factors generally

The Company is subject to the general risks of the marketplace in which the Company does business. Moreover, the results of operations of the Company will depend on a number of factors over which the Company will have no control, including changes in general economic or local economic conditions, changes in supply of or demand for similar and/or competing products and services, and changes in tax and governmental regulations that may affect demand for such products and services. Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect industrial and consumer spending could have a material adverse effect on the Company's business. For these and other reasons, no assurance of profitable operations can be given. On the other hand, the current global economic crisis has no significant impact on the Company’s electricity sales. Buyers are monopolies or large corporations and, accordingly, these entities have very low credit risk exposure.

The Company may not be able to integrate operations from acquisitions

As part of the Company’s business strategy, it will acquire solar powered electricity generating facilities which have long term power purchasing agreements in place with local power utilities. Such transactions are accompanied by a number of risks, including, among other things:

  The difficulty of assimilating the operations and personnel of acquired entities
  The potential disruption of ongoing business
  Expenses associated with the transactions
  Additional expenses associated with amortization of acquired intangible assets
  The difficulty of maintaining uniform standards, controls, procedures and policies
  The impairment of relationships with employees and customers as a result of integration of new management personnel
  The potential unknown liabilities associated with acquired businesses

The failure to adequately address these issues could have a material adverse effect on the business, results of operations and financial condition of the Company.

Significant growth places a strain on resources

The Company expects to experience significant growth through the acquisition of solar powered electricity generating facilities which have long term power purchasing agreements in place with local power utilities. This anticipated future growth may place a significant strain on its resources. As part of this growth, the Company will implement operational and financial systems, procedures and controls. If the Company is unable to manage growth effectively, business could be adversely affected.

We rely on Sunlogics Inc. for the sale of solar powered electricity generating facilities to us

We plan to acquire all of our solar powered electricity generating facilities from Sunlogics Inc. (“SLI”). If we fail to maintain this relationship, we may be unable to acquire such facilities which would significantly impact our operations resulting in lower profitability or losses. We plan to identify, develop and maintain new relationships with suppliers of solar powered electricity generating facilities within the United States and Canada in the foreseeable future. We can provide no assurance that we will be able to establish new relationships with suppliers in the future and if we are unable to successfully maintain our relationship with SLI our revenues and future prospects may be materially harmed.

In addition, new relationships with suppliers may be expensive to implement and subject us to the risk that the party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or to expensive termination arrangements. As a result, even if our new relationships are successful, our business may be adversely affected by a number of factors that are outside of our control, which may, in turn, cause the market price of our common stock to decline.

We face intense competition from other companies producing solar power and other energy generation products. If we fail to compete effectively, we may be unable to increase our market share and sales

The Solar power market is intensely competitive and rapidly evolving. Our competitors have established a market position more prominent than SLI, and if SLI fails to attract long term power purchasing agreements with local power utilities and commercial users (to be sold to us), we may be unable to increase our sales and market share. There are a large number of companies in the world that produce solar powered electricity generating facilities. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new solar power technologies. Most of our competitors are substantially larger than SLI, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources. Our competitors' greater size in some cases provides them with a competitive advantage with respect to establishing long term power purchase agreements with local power utilities and commercial users. As a result, our competitors may be able to devote greater resources to the research, development, promotion and sale of their products and respond more quickly to evolving industry standards and changing customer requirements than SLI can.

Highly competitive industry

Many of the companies with which the Company will compete have significantly greater financial and other resources than the Company. Additionally, other companies which at present are not in competition with the Company may also enter into this industry, thereby directly competing with the Company.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, our sales would not significantly increase and we may be unable to achieve or sustain profitability

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to acquire solar powered electricity generating facilities and generate revenue through the sale of electricity to local power utilities and commercial users to achieve and sustain profitability. In addition, demand for solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

  cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;
  performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;
  success of alternative distributed generation technologies such as fuel cells, wind power and micro turbines;
  fluctuations in economic and market conditions that impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;
  capital expenditures by customers that tend to decrease when the United States or global economy slows;
  continued deregulation of the electric power industry and broader energy industry; and
  availability of government subsidies and incentives.

Product liability claims against us could result in adverse publicity and potentially significant monetary damages.

Like other retailers and distributors of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that the use of the solar power generating facilities purchased by us results in injury to the customer. Since our products are electricity producing devices, it is possible that consumers could be injured or killed by our products, whether by product malfunctions, defects, improper installation or other causes. In addition, since sales of SLI solar power generating facilities have been modest and the products they are developing incorporate new technologies and use new installation methods, we cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. We have evaluated the potential risks we face and believe that we have appropriate levels of insurance for product liability claims. We rely on our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. The successful assertion of product liability claims against us could result in potentially significant monetary damages and, if our insurance protection is inadequate to cover these claims, could require us to make significant payments.

Regulatory climate

Solar powered electricity generating facilities profitability will depend in part on the continuation of a favourable regulatory framework with respect to continuing operations and the future growth of the entire industry engaged in generating power from environmentally sound energy sources. If changes in regulations were to have an unfavourable impact on solar powered electricity generating facilities, such as, for instance, a lowering of subsidy payments, this could have an adverse impact on the business of the Company resulting in lower profitability or losses.

Dependence on key personnel

The Company’s future success depends to a significant extent on the continued services of senior management and other key personnel. The loss of key personnel would likely have a significantly detrimental effect on the business.

Volatility and disruption of financial markets could affect access to credit

The current economic environment is causing contraction in the availability of credit in the marketplace. This could reduce sources of liquidity for the Company.

Risks Related to the Common Stock

Capital requirements

The continued acquisition of solar powered electricity generating facilities will require a commitment of substantial funds. To the extent that the cash flow from operations are insufficient to fund the Company’s acquisitions, the Company will be required to raise additional capital through equity or debt financing. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, may involve significant restrictive covenants. The Company’s failure or inability to raise capital when needed could have a material adverse effect on the Company’s business, financial condition and results of operations. There can be no assurance that such financing will be available on terms satisfactory to the Company, if at all.

The Company may conduct further offerings in the future, in which case your shareholdings will be diluted

Since inception, the Company has relied on equity sales of Common Stock to fund operations. The Company may conduct further equity and/or convertible debt offerings in the future to finance the acquisition of solar powered electricity generating facilities or other projects that it decides to undertake. If common stock is issued in return for additional funds, or upon conversion or exercise of outstanding convertible debentures or warrants, the price per share could be lower than that paid by existing common stockholders. The Company anticipates continuing to rely on equity sales of common stock and issuances of convertible debt and/or warrants convertible or exercisable into shares of common stock in order to fund its business operations. If the Company issues additional shares of common stock, your percentage interest in the Company will be lower. This condition, often referred to as “dilution”, could result in a reduction in the per share value of your shares of common stock.

The trading price of our common stock may fluctuate significantly.

Volatility in the trading price of our common stock may prevent you from being able to sell your shares of our common stock at prices equal to or greater than your purchase price. The trading price of our common stock could fluctuate significantly for various reasons, including:

  our operating and financial performance and prospects;
  our quarterly or annual earnings or those of other companies in our industry;
  the public's reaction to our press releases, other public announcements and filings with the Securities and Exchange Commission, or SEC;
  changes in earnings estimates or recommendations by research analysts who track our common stock or the stock of other companies in our industry;
  strategic actions by us or our competitors;
  new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
  changes in accounting standards, policies, guidance, interpretations or principles;
  changes in general economic conditions in the United States and global economies or financial markets, including such changes resulting from war or incidents of terrorism; and
  sales of our common stock by us or members of our management team.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the trading price of securities issued by many companies. The changes frequently occur irrespective of the operating performance of the affected companies. Hence, the trading price of our common stock could fluctuate based upon factors that have little or nothing to do with our business.

Foreign exchange risk

Since the Company expects to have facilities in Canada, it is exposed to fluctuations in the US/Canadian dollar exchange rate. The subsidies received and electricity sold from these facilities is in Canadian dollars.

The Company does not anticipate paying dividends in the future

We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to finance the acquisition of additional solar powered electricity generating facilities and to otherwise reinvest in our business. Therefore, we do not anticipate paying cash dividends in the foreseeable future. The Company’s dividend policy will be reviewed from time to time by the Board of Directors in the context of its earnings, financial condition and other relevant factors. Until the Company pays dividends, which it may never do, its shareholders will not be able to receive a return on shares of common stock unless they sell them. In addition, there is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

Financial Information.

The disclosure included in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis provides information concerning Sunlogics Power Fund’s operating results and financial condition. This discussion and analysis should be read in conjunction with the Company’s consolidated financial statements and accompanying notes included elsewhere in this Current Report on Form 8-K, including the financial statements of the acquired business for the year ended December 31, 2010, as well as pro forma financial statements showing the effect of the Acquisition which are filed as Exhibits to this Current Report on Form 8-K. The Company’s consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Some sections of this discussion and analysis contain forward-looking statements that, because of their nature, necessarily involve a number of known and unknown risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. The Company’s actual and future results could therefore differ materially from those indicated or underlying these forward-looking statements. In evaluating these statements, you should consider various factors, including the risks discussed below, and, from time to time, in other reports filed with the SEC. See “Risk Factors” and “Forward-Looking Statements”.

Although the Company deems the expectations reflected in these forward-looking statements to be reasonable, the Company cannot provide any guarantee as to the materialization of the expectations reflected in these forward-looking statements.

OVERVIEW

Sunlogics Power Fund will acquire and operate solar powered electricity generating facilities specifically solar canopy, rooftop or ground mount generating stations. It plans to provide its customers with renewable energy on a utility scale, through projects primarily built by SLI, a wholly owned subsidiary of Sunlogics PLC. Sunlogics Power Fund intends to acquire a portfolio of solar projects currently being developed by SLI and other solar asset developers, beginning in North America with the goal of expanding globally.

Sunlogics Power Fund is currently at the commencement of the commercialization phase of its business model. It plans on significantly expanding its solar project portfolio initially through its relationship with SLI and also by identifying, developing and maintaining new relationships with suppliers of solar powered electricity generating facilities in various international regions in the foreseeable future. Sunlogics Power Fund will seek out those partners which have approved applications, a history of banking relationships, renewable energy credits in place, which are either unable to fund project development or are seeking to sell upon completion allowing the Company to secure a portfolio of low risk, long term revenue generating projects.

Recent Developments

As described above, on May 13, 2011, the Registrant closed on the Amended SPA, pursuant to which it acquired from the Seller, all of the issued and outstanding shares of capital stock of Sunlogics Power Fund Management Inc.

Plan of Operation

The Company plans to ramp up operation in order to commence the acquisition of solar powered electricity generating facilities.

Results of Operation

Sunlogics Power Fund is a newly formed company and as such does not yet have any revenues. Sunlogics Power Fund entered into a Right of First Offer to Purchase Agreement with SLI as a preferred partner providing it access to a pipeline of solar canopy, rooftop and ground-mount park programs in the planning and early execution stage in Ontario, Canada and with GM and expects to have revenues in this fiscal year. There have been no operating expenses to date, however the Company expects to significantly increase operating expenses once it acquires solar powered electricity generating facilities.

Liquidity and Capital Resources

The Company had cash and cash equivalents of $0 as of December 31, 2010. The Company intends to raise capital to fund ongoing operations.

Factors That May Affect Future Operations

We believe that our future operating results will continue to be subject to quarterly variations based upon our ability to acquire solar powered electricity generating facilities from SLI and other suppliers as well as the adoption of solar power in general. We attempt to minimize these fluctuations through our relationship with SLI and by acquiring projects which have approved applications, a history of banking relationships and renewable energy credits in place allowing the Company to secure a portfolio of low risk, long term revenue generating projects.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Development Stage Company

During the quarterly period ended March 31, 2011, the Company complied with ASC 915 “Development Stage Entities” in its characterization of the Company as a development stage enterprise.

Security Ownership of Beneficial Owners and Management.

The table below provides information about the beneficial ownership of the Common Stock as of May 13, 2011 (immediately following the Closing Date), by each of the current directors and executive officers, by all directors and executive officers as a group and by each person known to the Registrant who is the beneficial owner of more than 5% of any class of the Registrant’s securities. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.

	Beneficial
	Ownership

Name of Beneficial Owner	Total Shares (2)	Percent of Class (3)

Michael Matvieshen(1)	20,000,000	42.58%
Charles Bryant(1)	0
Jack DeLiddo(1)	0
Sass Peress(1)	0
John Salamon(1)	0
Sunlogics, Inc. (In Trust)	1,325,627	2.82%
Space Globe Technologies, Inc.	8,924,033	19.00%

All Directors and Executive Officers as a Group (5 Persons)

(1)

Executive officer and/or director of the Registrant. Mr. Salamon resigned on December 7, 2010. His resignation as well as the appointments of Mr. Bryant, Mr. DeLiddo and Mr. Peress are subject to the filing and mailing of the Schedule 14f information statement. Effective December 7, 2010, Michael Matvieshen replaced John Salamon as President, Chief Executive Officer and Director of the Corporation.

(2)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, represents the total number of shares of Common Stock owned as of May 13, 2011, the closing date for the Acquisition, and shares of Common Stock acquirable within 60 days of May 13, 2011 through the exercise of stock options.

(3)	Represents the percent of ownership of total outstanding shares of Common Stock based on 46,960,728 shares of Common Stock post acquisition of Sunlogics Power Fund.

The address of all Directors and Executive Officers listed above is c/o Salamon Group Inc., Modesto, CA

Directors and Executive Officers.

The current directors and executive officers of the Registrant are as follows:

Name	Age	Position(s)
Michael Matvieshen	49	Director, President, Treasurer, Secretary and Chief Executive Officer
Charles Bryant(1)	54	Director
Jack DeLiddo(1)	54	Director
Sass Peress(1)	50	Director
John Salamon(2)	65	Director

(1) Charles Bryant, Jack DeLiddo and Sass Peress have been appointed as directors of the Registrant subject to the filing and mailing of a Schedule 14f information statement. They will begin service as directors of the Registrant on the 10th day following the filing and mailing of a Schedule 14f information statement.

(2) On December 7, 2010, John Salamon resigned as executive officer of the Registrant and also resigned as a director of the Registrant subject to the filing and mailing of a Schedule 14f information statement.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. There is no family relationship between any of our directors or executive officers. As at August 30, 2010, there was no known litigation pending or active against any of our directors or executive officers. None of our directors or executive officers has served as a general partner or executive officer of any company that has filed, or has had filed against it, any petition for bankruptcy, either at the time such filing was made or during the preceding two years.

Set forth below is certain biographical information for our current directors and executive officers and certain persons whom we have identified as key personnel, including a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Directors and Executive Officers

Michael Matvieshen , President, CEO, Treasurer, Secretary and Director

Mr. Matvieshen is the Chairman, CEO, and President and a director of Sunlogics Inc. Prior to Sunlogics Inc.he was the founder, President and CEO of EPOD Solar, a solar energy company which built solar parks in Germany. Previously he was President of Wolverine Resources Inc., an oil upgrading and recycling company. Mr. Matvieshen has also served as VP of Gen5 Tech Corp. in which he managed the construction, capital budgeting and start-up of an oil upgrading plant in Alberta. He has been in the technology development business for the past 15 years, primarily as an entrepreneur and inventor. He has also been involved in land development and commercial construction as an investor/owner for the past 23 years building over $60 million in projects. Mr. Matvieshen also currently serves as a director of Sunlogics PLC.

Charles Bryant, Director

After graduating with honors from California State University, Stanislaus in 1977, Chuck founded CL Bryant, Inc., wholesale petroleum distributors. With a team of 6 employees, they had sales of more than $4 million in the first year. Over the next 25 years, CL Bryant established itself as one of the top-producing petroleum distributors in the country, buying out many competitors and building branch operations throughout Central California. It became the number one seller of Unocal 76 lubricants in the United States and the nation’s top seller of Union 76 NASCAR racing gasoline which was marketed and delivered to over 7 western states. CL Bryant received numerous awards for fast growth and top sales. By 2006, Chuck had grown the business to 150 employees and over $250 million in sales. He sold the business in May of 2006 to pursue other interests. He is currently involved in multiple start-ups and has served as Executive Director of the Pinnacle Forum, Modesto since October 2005. Mr. Bryant also currently serves as a director of Sunlogics Inc. and as a director of Sunlogics PLC.

Jack Deliddo, Vice President Industrial Installations, Director

Jack DeLiddo is a pioneer in the solar community. He is the founder of Rooftop Energy, now a wholly owned subsidiary of Sunlogics Inc., a company that specializes in roof mounted photovoltaic systems operated on large commercial spaces. Mr. DeLiddo has successfully marketed an exclusive lease program that combines patented roofing protection and renewable energy generation; a unique combination that provides worry-free building envelope protection. Mr. DeLiddo has cultivated a relationship with GM through his former company DEERS. DEERS developed in cooperation with GM the Velcro® attachment system for applying solar PV panels to large commercial roof surfaces. Rooftop Energy completed the world’s largest rooftop solar photovoltaic power installation to GM’s car assembly plant located in Figueruelas, Zaragoza, Spain. The Zaragoza installation covers about 2 million sq. feet of roof at the plant with about 85,000 solar panels. The Zaragoza installation can generate about 12 megawatts of power. Sunlogics Inc. and its wholly owned subsidiary, Rooftop Energy, together with GM are developing GM’s world-wide “Solar Renewable Energy Initiative”. Mr. DeLiddo also currently serves as a director of Sunlogics Inc. and as a director of Sunlogics PLC.

Sass Peress, Director

Mr. Peress began his history in the solar industry in 1988 founding ICP Solar. In 1994 his automotive background permitted him to launch the first successful range of solar chargers for automobiles and recreational vehicles in partnership with major retailers worldwide. In 1996 he was amongst the first in the solar industry to use the internet to promote a range of solar powered solutions for everyday living. Mr. Peress works as VP Consumer Products at Sunlogics Inc. He graduated with Honors from Concordia University’s MBA International Business Program in Montreal, Canada.

Executive Compensation.

Summary Compensation Table

The table below sets forth all compensation awarded to, paid to or earned by the Registrant’s President, Chief Executive Officer and Chief Financial Officer for the fiscal year of the Registrant indicated.

						Nonequity	Nonqualified
Name and						Incentive	Deferred	All
Principal				Stock	Option	Plan	Compensation	Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

Michael	2010	10,000							10,000
Matvieshen(1)
President,
Chief
Executive
Officer and
Chief Financial
Officer

John	2010
Salamon(2)

(1)	Mr. Matvieshen was appointed as President, Chief Executive Officer and Chief Financial Officer of the Registrant on December 7, 2010.

(2)	Mr. Salamon resigned as President Chief Executive Officer and Chief Financial Officer of the Registrant on December 7, 2010.

Executive Employment Agreements

The Registrant currently has no employment agreements in place with any of its named executive officers.

Long-Term Incentive Plans

The Registrant currently has no long-term incentive plans.

Stock Option Plans

The Registrant currently has no stock option or other equity incentive plans.

Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Persons

Other than as disclosed in the above, none of the following parties has had, since the beginning of the Registrant’s last fiscal year, any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect the Registrant:

  Any directors or executive officers;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of Common Stock;
  Any promoters; and
  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Director Independence

Because the Common Stock is traded on OTCQB, the Registrant is not subject to the independence requirements of any securities exchange or the NASD regarding members of the Registrant’s Board of Directors. The Registrant intends, in the future, to use the definition of “independence” of a national securities exchange or of an inter-dealer quotation system which requires that a majority of the Board of Directors be independent. The Registrant has not determined whether any of its directors are independent.

Legal Proceedings.

There are no pending legal proceedings to which either Sunlogics Power Fund or the Registrant are a party or to which any of our property is subject and to the best of Sunlogics Power Fund’s and the Registrant’s respective knowledge, no such actions against either of them are contemplated or threatened.

Market Price of and Dividends on Common Equity and Related Stockholder Matters.

Market Information and Price

On October 5, 2007, our shares began trading on FINRA’s Over-The-Counter Bulletin Board (the “OTC Bulletin Board”) under the symbol “SLMU.” As of August 12, 2010, our shares ceased trading on the OTC Bulletin Board and have since traded on the OTCQB. The following table sets forth the high and low bid prices for our common stock as reported by the OTC Bulletin Board and OTCQB for 2010 and 2011 in which our shares traded.

The following table indicates the high and low bid prices of the common shares obtained during the periods indicated:

Quarter	High (1)	Low (1)
2009 First Quarter	$0.04	$0.002
2009 Second Quarter	$0.15	$0.02
2009 Third Quarter	$0.08	$0.02
2009 Fourth Quarter	$0.0444	$0.015
2010 First Quarter	$0.07	$0.011
2010 Second Quarter	$0.0275	$0.0075
2010 Third Quarter	$0.048	$0.0075
2010 Fourth Quarter	$0.248	$0.01
2011 First Quarter	$0.129	$0.08
2011 Second Quarter	$0.154	$0.065

 These high and low price quotes for the Common Stock as quoted on the OTC Bulletin Board and OTCQB, reflect inter-dealer prices, without retail markup, mark-down or commission and may not represent actual transactions.

Holders

As of May 13, 2011, there were 37 holders of record of shares of Common Stock.

Dividends

The Registrant has never declared or paid any cash dividends on shares of Common Stock. The Registrant currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Registrant does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Registrant currently has no stock option or other equity compensation plans.

Recent Sales of Unregistered Securities.

The disclosure included in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Description of Securities.

The following description of the Registrant’s authorized capital stock is a summary and is qualified in its entirety by the provisions of the Registrant’s Articles of Incorporation, as amended, which have been filed as exhibits to this Current Report on Form 8-K.

Common Stock

The Registrant is authorized to issue fifty million (50,000,000) shares of Common Stock, par value $0.001, of which 26,960,728 shares were issued and outstanding as of May 2, 2011. Immediately upon closing of the Acquisition, the Registrant shall undertake to increase its authorized share capital to allow for the exercise of the SGI Warrants.

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of a majority of shares of Common Stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of Common Stock are entitled to share in all dividends that the Registrant’s Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share of Common Stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock have no preemptive rights, no conversion rights. There are no redemption provisions applicable to the Common Stock.

Preferred Stock

The Registrant’s Articles of Incorporation do not provide for the issuance of preferred stock.

Indemnification of Directors and Officers.

The Registrant’s officers and directors are indemnified as provided by the relevant provisions of the Nevada Revised Statutes (the “NRS”), as well as of the Registrant’s Bylaws (a copy of which is attached as an exhibit to this Current Report on Form 8-K).

Chapter 78 of the NRS, pertaining to private corporations, provides that the Registrant is required to indemnify its officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of their service in that capacity, including criminal, civil, administrative or investigative actions and actions brought by or on the Registrant’s behalf.

Chapter 78 of the NRS further provides that the Registrant is permitted to indemnify its officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on the Registrant’s behalf, even if they are unsuccessful in defending that action, if the officer or director:

  is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

  acted in good faith and in a manner which he reasonably believed to be in or not opposed to the Registrant’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

provided, however, that with respect to actions brought by or on the Registrant’s behalf against its officers or directors, the Registrant is not permitted to indemnify its officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless, and only to the extent that, a court determines that the officers or directors are entitled to be so indemnified.

The Registrant’s Bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law; provided, however, that the Registrant may modify the extent of such indemnification by individual contract; and, provided, further, that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law; (b) the proceeding was authorized by the Registrant’s Board of Directors; (c) is provided by the Registrant, in our sole discretion, pursuant to the powers vested in the Registrant pursuant to Nevada law; or (d) is required to be made pursuant to the Bylaws.

The Registrant’s Bylaws, as well as the NRS, further provide that the Registrant is permitted, but not required, to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

Financial Statements and Supplementary Data.

The disclosure included in Item 9.01 of this Current Report on Form 8-K and the exhibits filed herewith is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no disagreements between the Registrant and its independent accountants on any matter of accounting principles or practices or financial statement disclosure.

Item 3.01 Unregistered Sales of Equity Securities.

At the closing of the Acquisition described in Item 2.01 of this Current Report on Form 8-K, on May 13, 2011, and in consideration for all of the Sunlogics Shares purchased in the Acquisition, the Registrant issued 20,000,000 shares of its Common Stock and 20,000,000 stock purchase warrants to the Seller, in reliance on the exemption from registration requirements of the Securities Act provided under Regulation S promulgated thereunder (“Regulation S”).The shares of Common Stock issued to the Seller are restricted securities, as such term is defined pursuant to Rule 144 under the Securities Act and are subject to Regulation S.

Item 5.01 Changes in Control of the Registrant.

The disclosures regarding the Amended SPA under Item 2.01 above, resulting in a change of control of the Registrant are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure included in Item 5.02 of the Registrant’s Current Report on Form 8-K, filed with the SEC December 13, 2010 concerning the election of Michael Matvieshen as director, and his appointment as President and Chief Executive Officer of the Registrant, is incorporated into this Item 5.02 by reference.

The disclosure concerning Messrs. Bryant and DeLiddo included in Item 5.02 of the Registrant’s Current Report on Form 8-K filed January 25, 2011 with the SEC is incorporated into this Item 5.02 by reference.

The disclosure concerning Mr. Sass Peress is included in Item 5.02 of the Registrant’s Current Report on Form 8-K filed February 1, 2011 with the SEC is incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On May 13, 2011, the Registrant issued the press release furnished herewith as Exhibit 99.3 to announce the closing of the Acquisition.

The information contained in this Item 7.01 and in Exhibit 99.3 shall not be deemed filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.

The financial statements of Sunlogics Power Fund Management Inc. for the period ended December 31, 2010 are filed herewith.

(b) Pro forma financial information.

Pro forma financial information showing the effects of the acquisition are filed herewith.

(c) Exhibits.

Exhibit	Description
Number
3.1	Articles of Incorporation of Salamon Group Inc.(1)
3.2	By-laws of Salamon Group Inc.(1)
10.1	Stock Purchase Agreement, dated December 30, 2010, by and among Salamon Group Inc., Michael Matvieshen and Sunlogics Power Fund Management Inc.(3)
10.2	Amended Stock Purchase Agreement dated May 12, 2011, by and among Salamon Group Inc., Michael Matvieshen and Sunlogics Power Fund Management Inc.(2)
10.3	Form of Stock Purchase Warrant (2)
10.4	Agreement between Sunlogics Power Fund Management Inc. and Sunlogics Inc. dated May 2, 2011
99.1	Audited Financial Statements of Sunlogics Power Fund Management Inc. for the period ended December 31, 2010.
99.2	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Income.
99.3	Press Release, dated May 13, 2011

(1)	Filed as an Exhibit to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on August 6, 2004.

(2)	Filed as an Exhibit to the Company’s Current Report on Form 8-K A filed with the Securities and Exchange Commission on May 13, 2011

(3)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALAMON GROUP INC.

By: /s/ Michael Matvieshen
       Michael Matvieshen
       President and Chief Executive Officer

Date: May 13, 2011